Exhibit 1.1

MPM Holdings Inc.

Common Stock, par value $0.01 per share

Form of Underwriting Agreement

[●], 2017

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

MPM Holdings Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] shares (the “Company Shares”) of Common Stock, par value $0.01 per share, (“Stock”) of the Company and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [●] shares and, at the election of the Underwriters, up to [●] additional shares of Stock (collectively, the “Stockholder Shares”). The aggregate of [●] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [●] additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.    (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)    A registration statement on Form S–1 (File No. 333-220384) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S–1;

(iii)    For the purposes of this Agreement, the “Applicable Time” is ___:___ __m (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S–1;

(iv)    No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S–1;

(vi)    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing in any such jurisdiction would not individually or in the aggregate reasonably be excepted to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”);

(vii)    Each subsidiary of the Company listed on Schedule V has been duly incorporated or formed and is an existing corporation or other entity and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate (or similar organizational) power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus except where the failure to be so incorporated, formed with corporate (or similar organizational) power or authority or qualified to do business or in good standing would not individually or in the aggregate have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule V is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable except where the failure to be so duly authorized, fully paid and nonassessable would not individually or in the aggregate have a Material Adverse Effect; and the capital stock or other ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except (A) as disclosed in the Pricing Prospectus and (B) liens, encumbrances or defects in place as of the date hereof or to be in place as of each Time of Delivery or thereafter in connection with (i) the indentures governing the outstanding indebtedness of the Company or its subsidiaries and (ii) other debt outstanding as disclosed in the Pricing Prospectus or (C) as would not, individually or in the aggregate, have a Material Adverse Effect;

(viii)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Stockholder Shares, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(ix)    The Company Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(x)    Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings (and will not be any contracts, agreements, or understandings immediately after giving effect to the transactions contemplated hereby) between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance of the Shares;

(xi)    Except for any rights that have been complied with or validly waived, there are no contracts, agreements or understandings (and will not be any contracts, agreements or understandings immediately after giving effect to the transactions contemplated hereby) between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require such person to include such securities with the Shares registered pursuant to any registration statement other than as contemplated by the Registration Rights Agreement (as such term is defined in the Pricing Prospectus);

(xii)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares except (a) as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the regulations thereunder, by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, or state securities “Blue Sky” laws, in each case, in connection with the transactions contemplated hereby (b) such as will have been obtained on or prior to each Time of Delivery, and (c) for such consents, approvals, authorizations, or orders as to which the failure to obtain or have would not adversely affect the Underwriters and as to which the failure to obtain or have would not have a Material Adverse Effect;

(xiii)    Assuming that the consents, approvals, authorizations, orders or filings identified in clauses (a) through (c) of the foregoing subsection (xii) are obtained or made in a timely manner, the execution, delivery and performance of each of this Agreement, and the issuance and sale of the Company Shares and the sale of the Stockholder Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the

Company or any of their properties, (ii) any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound that is material to the Company and its subsidiaries taken as a whole or to which any of the properties of the Company or any subsidiary of the Company is subject, or (iii) the charter, bylaws or similar organizational documents of the Company or any such subsidiary, except, in the case of clauses (i) and (ii), where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Company Shares as contemplated by this Agreement;

(xiv)    This Agreement has been duly authorized, executed and delivered by the Company;

(xv)    Except as disclosed in the Pricing Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(xvi)    No labor dispute with the employees of the Company or any subsidiary exists, or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect;

(xvii)    Except as disclosed in the Pricing Prospectus, the Company and its subsidiaries own, possess or can acquire, on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(xviii)    Except as disclosed in the Pricing Prospectus, none of the Company or any of its subsidiaries, to the best knowledge of the Company, is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any offsite disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(xix)    Except as disclosed in the Pricing Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and to the best knowledge of the Company no such actions, suits or proceedings are threatened;

(xx)    The financial statements with respect to the Company and its consolidated subsidiaries, included (or incorporated by reference) in the Pricing Prospectus, present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in the Pricing Prospectus;

(xxi)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or increase in long-term debt of the Company or any of its subsidiaries (other than borrowings in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(xxii)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxiii)    At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxiv)    No “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company or any of its subsidiaries that it is considering imposing) any condition (financial or otherwise) on any rating assigned to the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries or (ii) has indicated to the Company or any of its subsidiaries that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries (provided that each Underwriter acknowledges the current ratings (for the avoidance of doubt, before giving effect to the transactions contemplated hereby) assigned to such securities);

(xxv)    Except as disclosed in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries and which is subject to Section 302 of ERISA, and each such pension plan which is intended to be qualified under Section 401(a) of the Code is so qualified; (b) the Company and its subsidiaries have fulfilled their obligations in all material respects, if any, under Section 515 of ERISA; (c) neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (d) each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in material compliance with the currently applicable provisions of ERISA and the Code; and (e) neither the Company nor any of its subsidiaries has incurred or could as of the date hereof or as of each Time of Delivery reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA;

(xxvi)    Schedule VI hereto includes all the entities that are significant subsidiaries, direct or indirect, of the Company;

(xxvii)    Except as disclosed in the Pricing Prospectus, neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or the Company, except for such default in the case of this clause (ii) that would not individually or in the aggregate have a Material Adverse Effect;

(xxviii)    The descriptions in the Pricing Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects;

(xxix)    The Company maintains disclosure controls and procedures (as defined in Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of its disclosure controls and procedures which could adversely affect the ability of the Company to record, process, summarize and report financial data within the applicable time periods specified by the Commission’s rules and forms, including any significant deficiency or material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(xxx)    Each of the Company and its subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real property and has valid title to its personal property and assets, in each case except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of all liens, other than as described in the Pricing Prospectus;

(xxxi)    Each of the Company and its subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxxii)    None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxiii)    The operations of the Company and their subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and their subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxiv)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or any other relevant sanctions authorities of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxxv)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair; and

(xxxvi)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(b)    Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except (a) as may be required under the Act, the Exchange Act, or the regulations thereunder, by FINRA of the underwriting terms and arrangements, or state securities “Blue Sky” laws, in each case, in connection with the transactions contemplated hereby, (b) such as will have been obtained on or prior to each Time of Delivery and (c) for such consents, approvals, authorizations, or orders as to which the failure to obtain or have would not adversely affect the Underwriters and as to which the failure to obtain or have would not reasonably be expected to have a Material Adverse Effect;

(iii)    Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)    On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto;

(v)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)    In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)    Certificates in negotiable form or Shares on the books and records of the Custodian held of record by such Selling Stockholder, representing all of the Shares to be sold by such Selling Stockholder hereunder, have been placed in custody under a Custody Agreement, in the form heretofore furnished to the Representatives (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Wells Fargo Bank, NA, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to the Representatives (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix)    The appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney is to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the dissolution of such partnership or corporation or by the occurrence of any other event; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event;

(x)    Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

(xi)    Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, OFAC, or other relevant sanctions authority (collectively, “Stockholder Sanctions”) or, (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Stockholder Sanctions;

(xii)    Except for [●], such Selling Shareholder is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA and the regulations thereunder; and

(xiii)    In the case of [●], such Selling Stockholder is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account, and hereby represents and warrants, solely for purposes of assisting each Underwriter in relying on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), that a fiduciary acting on its behalf is causing such Selling Stockholder to enter into this Agreement and the transactions contemplated hereby and that such fiduciary:

a.	Is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E);

b.	Is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of each Underwriter;

c.	Is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Selling Stockholder’s transactions with each Underwriter hereunder;

d.	Has been advised that, with respect to each Underwriter, neither the Underwriter nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Selling Stockholder’s transactions with the Underwriter contemplated hereby;

e.	Is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, such Selling Stockholder’s transactions with each Underwriter contemplated hereby; and

f.	Understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Pricing Disclosure Package and the Prospectus; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Underwriters nor any of their respective affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from such Selling Stockholder or such fiduciary for the provision of investment advice (rather than other services) in connection with such Selling Stockholder’s transactions with each Underwriter contemplated hereby.

2.    Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Stockholders as set forth in Schedule II hereto in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of

Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [●], 2017 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Ave., New York, New York, 10017 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(c)    Prior to 5:00 p.m., New York City time, on the second New York Business Day after the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on the advice of counsel, required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), without the consent of [●], not to (I) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (II) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (I) or (II) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (C) the issuance by the Company of options to purchase shares of Stock and other equity incentive compensation, including restricted stock, restricted stock units, or deferred stock units, under stock option or similar plans described in the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (D) any shares of Stock issued upon the exercise of options granted, or upon the settlement of restricted stock units or deferred stock units, under such stock option or similar plans described in the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (E) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans and (F) the issuance by the Company of Stock or securities convertible into Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that in the case of this clause (F), the aggregate number of shares of Stock issued in all such acquisitions and transactions shall not exceed 5.0% of the issued and outstanding Stock of the Company as of the First Time of Delivery and any recipients of such Stock shall deliver a “lock-up” agreement to the Representatives substantially in the form of Annex IV hereto;

(ii)    If the Representatives, in their discretion, agrees to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(j) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g)    To use its commercially reasonable efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(h)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(i)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.    (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S–1.

7.    The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) reasonable documented fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Selling Stockholders mutually agreed by the Selling Stockholders holding a majority of the Stock to be offered pursuant to this Agreement; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred; provided, further that in the case of clauses (iii) and (v) hereof the Company shall not be required to reimburse fees and expenses of counsel for the Underwriters in excess of $50,000 in the aggregate; and provided, further that 50% of the cost of any aircraft and other transportation chartered in connection with the roadshow shall be paid by the Underwriters (with the Company paying the remaining 50% of such cost); and (b) such Selling Stockholder will pay or cause to be paid the following costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section: (i) any fees and expenses of counsel for such Selling Stockholder to the extent not otherwise specifically provided for in this Section; (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, the Representatives agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives as to such related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in substantially the same form attached as Annex I hereto;

(d)    The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to the Representatives their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a form of each such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)    A Power of Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

(ii)    This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder;

(iii)    No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters;

(iv)    Immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

(v)    Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both the Representatives and they are justified in relying upon such certificate;

(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(f)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company of any subsidiary of the Company by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any subsidiary of the Company;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance reasonably satisfactory to the Representatives;

(k)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses prior to 3:00 p.m., New York City time, on the second New York Business Day succeeding the date of this Agreement; and

(l)    Each of the Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

(b)    Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of such Selling Stockholder pursuant to this subsection 9(b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the initial public offering price of the Shares as set forth in the Prospectus.

(c)    Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in the Representatives’ discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 (fax: (212) 902-9316), Attention: Registration Department, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:

(212) 622-8358), Attention: Equity Syndicate Desk; if to any Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (fax: (212) 492-0124), Attention: David S. Huntington, Esq.; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Representatives on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to [●]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF

NEW YORK. Each of the Company, the Selling Stockholders and the Underwriters agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company, the Selling Stockholders and the Underwriters agrees to submit to the jurisdiction of, and to venue in, such courts.

19.    The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

MPM Holdings Inc.

By:
Name:
Title:

[Names of Selling Stockholders]

By:
Name:
Title:
[As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.]

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:

Name:
Title:

J.P. Morgan Securities LLC

By:

Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
UBS Securities LLC
BMO Capital Markets Corp.
Wells Fargo Securities, LLC

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.
The Selling Stockholder(s):
[Name of Selling Stockholder](a)
[Name of Selling Stockholder](b)
[Name of Selling Stockholder](c)
[Name of Selling Stockholder](d)
[Name of Selling Stockholder](e)

Total

(a)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(b)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(c)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(d)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(e)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic roadshow dated [●], 2017]

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $

The number of Shares purchased by the Underwriters is [        ].

[Add any other pricing disclosure.]

SCHEDULE IV

Directors & Officers

John G. Boss

Erick R. Asmussen

John D. Moran

Mahesh Balakrishnan

Bradley J. Bell

Theodore H. Butz

John D. Dionne

Samuel Feinstein

Robert Kalsow-Ramos

Scott M. Kleinman

Julian Markby

Jeffrey M. Nodland

Marvin O. Schlanger

Name of Stockholder	Address

[●]

SCHEDULE V

Subsidiary	Jurisdiction
MPM Intermediate Holdings Inc.	Delaware
Momentive Performance Materials Inc.	Delaware
Momentive Performance Materials Worldwide LLC	Delaware
Momentive Performance Materials USA LLC	Delaware
Juniper Bond Holdings III LLC	Delaware
Juniper Bond Holdings IV LLC	Delaware
Momentive Performance Materials Quartz, Inc.	Delaware
MPM Silicones, LLC	New York
Momentive Performance Materials South America Inc.	Delaware
Momentive Performance Materials China SPV Inc.	Delaware
MPM AR LLC	Delaware
Momentive Performance Materials Industria de Silicones Ltda	Brazil
Momentive Performance Materials Nova Scotia ULC	Canada
Momentive Performance Materials S. de R.L. de C.V.	Mexico
Momentive Performance Materials Shanghai Co Ltd	China
Momentive Performance Materials (Nantong) Co Ltd	China
Wuxi Momentive Performance Materials Co Ltd	China
Momentive Performance Materials Hong Kong Ltd	Hong Kong
Momentive Performance Materials Japan LLC	Japan
Ohta Kako LLC	Japan
Momentive Performance Materials Korea Co Ltd	Korea
Momentive Performance Materials Pte Ltd	Singapore
Momentive Services S. de R.L. de C.V.	Mexico
Momentive Performance Materials Limited	United Kingdom
Momentive Performance Materials Rus LLC	Russia
Momentive Performance Materials Kimya Sanayi Ve Ticaret Limited Sirketi	Turkey
Momentive Performance Materials (Pty) Ltd.	South Africa
Momentive Performance Materials (Shanghai) Management Co., Ltd.	China
Momentive Performance Materials (Shanghai) Trading Co., Ltd.	China
TA Holding Pte Ltd	Singapore
Nautilus Pacific Two Pte Ltd	Singapore
Nautilus Pacific Four Pte Ltd	Singapore
Momentive Performance Materials Asia Pacific Pte Ltd	Singapore
Momentive Performance Materials (Thailand) Ltd	Thailand
Momentive Performance Materials Benelux BVBA	Belguim
Momentive Performance Materials France Sarl	France
Momentive Performance Materials FZE	Dubai
Momentive Performance Materials GmbH	Germany
Momentive Performance Materials Quartz GmbH	Germany
Momentive Performance Materials (India) Private Limited	India
Momentive Performance Materials Italy Srl	Italy
Momentive Performance Materials Specialties Srl	Italy
Momentive Performance Materials Silicones BV	Netherlands
Momentive Performance Materials Suisse Sarl	Switzerland

SCHEDULE VI

Significant Subsidiaries

Momentive Performance Materials USA LLC
MPM Silicones, LLC
Momentive Performance Materials GmbH
Momentive Performance Materials Japan LLC
Momentive Performance Materials (Thailand) Ltd
Momentive Performance Materials (Nantong) Co Ltd
Momentive Performance Materials Quartz, Inc.
Momentive Performance Materials Inc.
MPM Intermediate Holdings Inc.

ANNEX I

FORM OF OPINION OF COUNSEL FOR THE COMPANY

Annex II

FORM OF OPINION OF

COUNSEL FOR THE SELLING STOCKHOLDERS

ANNEX III

[FORM OF PRESS RELEASE]

MPM Holdings Inc.

[Date]

MPM Holdings Inc. announced today that [●], the lead book-running manager in the recent public sale of                shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to    shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.    The [waiver] [release] will take effect on                , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

4

ANNEX IV

[FORM OF LOCK-UP AGREEMENT]

MPM Holdings Inc.

Lock-Up Agreement

[Date]

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: MPM Holdings Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with MPM Holdings Inc., a Delaware corporation (the “Company”), and the Selling Stockholders to be named in Schedule II to such agreement, providing for a public offering of common stock, par value $0.01 per share, (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Stockholder Lock-Up Period”), the undersigned will not, without the prior written consent of [●], offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

If the undersigned is an officer or director of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, (2) [●] agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock,[●] will notify the Company of the impending release or waiver, and (3) the Company has agreed in Section 5(e)(ii) of the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by [●] hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift, gifts or charitable contributions, (ii) to any beneficiary or immediate family member of the undersigned or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, (iv) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates, provided that (a) any such pledgee or other party shall, upon foreclosure of the pledged Undersigned’s Shares, execute and deliver to the Representatives an agreement in the form of this Lock-Up Agreement and (b) the undersigned shall provide the Representatives prior written notice informing them of any public filing, report or announcement made by or on behalf of the undersigned relating to any foreclosure of the pledged Undersigned’s Shares, or (v) with the prior written consent of [●] on behalf of the Underwriters; provided that in the case of transfers or distributions pursuant to clauses (i) through (iii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (b) any such transfer or distribution shall not involve a disposition for value, and (c) no public report or filing (including those under Section 16(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than a Form 5 required to be filed in 2018) reporting a reduction in beneficial ownership of securities shall be required or voluntarily made during the Stockholder Lock-Up Period. In addition, notwithstanding the foregoing, the undersigned may exercise any warrants, convert convertible securities, exercise options granted pursuant to the Company’s or its affiliates stock option/incentive plans or otherwise outstanding on the date hereof or the date of the Underwriting Agreement, provided that the restrictions of this Lock-Up Agreement shall apply to any Undersigned’s Shares issued upon such exercise or conversion. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin. In addition, (I) if the undersigned is a corporation, partnership, limited liability company or other entity, (A) the entity may transfer the Undersigned’s Shares to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) the entity may make any distribution or dividend to equity holders (including, without limitation, general or limited partners, members, stockholders or affiliates) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (II) if the undersigned is a trust, the undersigned may transfer the Undersigned’s Shares to a grantor or beneficiary of the trust and (III) if the undersigned is an individual, the undersigned may transfer to any corporation, partnership, limited liability company or other entity that is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family; provided, however, that in any such case, it shall be a condition to the transfer that (a) each donee, trustee, distribute or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (b) any such transfer or distribution shall not involve a disposition for value, and (c) no public report or filing (including those under Section 16(e) of the Exchange Act) reporting a reduction in beneficial ownership of securities shall be required or voluntarily made during the Stockholder Lock-Up Period. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.

Notwithstanding the foregoing, it is understood and agreed that this Lock-Up Agreement shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) the repurchase of the Undersigned’s Shares by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the preliminary prospectus included in the Registration Statement at the time of its effectiveness or pursuant to the agreements pursuant to which such Shares were issued, (c) any shares of Stock acquired by the undersigned in the open market after the completion of the public offering, or (d) any transfer or sale of the Undersigned’s Securities by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement.

In addition, notwithstanding the foregoing, (i) the undersigned may establish a Rule 10b5-1 trading plan during the Stockholder Lock-Up Period, provided that no transactions thereunder are made until after expiration of the Stockholder Lock-Up Period, and (ii) the restrictions in this Lock-Up Agreement do not apply to the withholding by the Company of the Undersigned’s Shares in connection with the “net” or “cashless” exercise of, vesting, or settlement of, stock options, restricted stock, restricted stock units, deferred stock units, or other stock-based awards, provided that any filing (including those under Section 16(e) of the Exchange Act) made in connection thereto will clearly state that (a) such transfer relates to the net or cashless exercise of, vesting, or settlement of such stock-based award, (b) no other securities were sold by the reporting person, and (c) the securities received upon the net or cashless exercise, vesting or settlement are subject to the restrictions of this Lock-Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Undersigned’s Shares to a bona-fide third party pursuant to a tender or exchange offer for securities of the Company or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change in control that, in each case, has been approved by the Board of Directors of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Shares in connection with any such transaction, or vote any of the Undersigned’s Shares in favor of any such transaction), provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

Notwithstanding the foregoing, if (i) the closing of the public offering has not occurred prior to December 31, 2017, (ii) the Company earlier notifies the Representatives in writing that it does not intend to proceed with the public offering, (iii) the Underwriting Agreement (other than any provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iv) a request for withdrawal of the registration statement relating to the public offering is filed with the SEC or the Company otherwise makes a public announcement of the termination of the public offering or (v) the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the public offering, this Lock-Up Agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[Exact Name of Shareholder]

Authorized Signature

Title